Exhibit 10.20
LEBANON MUTUAL INSURANCE COMPANY
NON-EMPLOYEE DIRECTOR CHANGE IN CONTROL PROGRAM
     1. Purpose. The purpose of the Program is to foster an environment in which, upon the onset of an event which may result in the occurrence of a Change in Control, the Non-Employee Directors of the Corporation will be encouraged to consider the merits of the transaction with a view toward protecting the best interests of the Corporation without regard for the impact on such directors of the actual occurrence of such Change in Control.
     2. Definitions. The following terms, wherever used herein, shall have the meanings ascribed thereto, unless the context in which such terms are used otherwise clearly requires.
     (a) “Board” means the board of directors of the Corporation.
     (b) “Change in Control” means the occurrence of any event described in Code Section 280G(b)(2)(A)(i) with respect to the Corporation. Notwithstanding the preceding sentence, neither the conversion nor demutualization of the Corporation, without more, shall be considered to constitute a Change in Control, although a sponsored demutualization will be so considered.
     (c) “Code” means the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time.
     (d) “Corporation” means Lebanon Mutual Insurance Company, a Pennsylvania corporation, whether in mutual or stock form, and as its name may be changed from time to time.
     (e) “Non-Employee Director” means each director of the Corporation who is not, at a relevant time, a common law employee of the Corporation or any 50% or greater owned subsidiary of the Corporation.
     (f) “Program” means the Lebanon Mutual Insurance Company Non-Employee Director Change in Control Program, as set forth in this document and as the same may be amended from time to time.
     3. Program Benefit. Unless (i) a Non-Employee Director is appointed to the board of directors or an advisory board of an acquirer of the Corporation, a successor to the Corporation or a company affiliated with either, and (ii) such Non-Employee Director accepts such appointment, concurrently with the occurrence of a Change in Control, the Corporation, or its successor, shall make a lump sum cash payment to each person who is immediately prior thereto a Non-Employee Director (or whose status as such was previously terminated directly or indirectly in connection with such Change in Control) equal to three times the total fees and other cash compensation (but not expense reimbursement) received by such person from the Corporation during the immediately preceding calendar year for services rendered as a director; provided, however, that the actual amount of payment to any such director shall be limited to such extent as may be necessary, if at all, to avoid application of Code Section 4999 to such director. The Corporation or its successor may condition a payment made under this section on the execution of an agreement by the Non-Employee Director of a consent to the provisions of Section 4.
     4. Covenants Not to Compete or Solicit; Confidentiality.
     (a) Covenants Not to Compete or Solicit. By accepting a Program benefit under Section 3, a Non-Employee Director shall be deemed to have agreed that he or she will not, during the 12 months immediately following the occurrence of the Change in Control:
     (i) be engaged, directly or indirectly, either for his or her own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise, of any person, firm, corporation, or enterprise engaged in direct competition with the Corporation, in its then market area, at the time of the Change in Control; or
     (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in direct competition with the Corporation, in its then market area, at the time of the Change in Control; or
     (iii) solicit (or assist or encourage any person to solicit) any individual, who was employed by the Corporation or an affiliate of the Corporation at the time of the Change in Control, to sever his or her employment relationship with the Corporation or such affiliate.
(b) Confidentiality.
     (i) As used in this section, the term “Confidential Information” means any and all information regarding the organization, business or finances of the Corporation or any of its affiliates, including, but not limited to, any and all business plans and strategies, financial information, proposals, reports, marketing plans and information, cost information, customer information, claims history and experience data, sales volume and other sales statistics, personnel data, pricing information, concepts and ideas, information respecting existing and proposed investments and acquisitions, and information regarding customers and suppliers, but the term “Confidential Information” will not include information created by the director or which prior to the director’s receipt thereof (A) was generally publicly available, or (B) was in the director’s possession free of any restrictions on its use or disclosure and from a source other than the Corporation or any of its affiliates.
     (ii) By accepting a Program benefit under Section 3, a Non-Employee Director shall be deemed to have agreed that he or she will not, during the 12 months immediately following the occurrence of the Change in Control, use for the benefit of anyone other than the Corporation and its affiliates, or disclose, any of the Confidential Information for any reason or purpose whatsoever except to authorized representatives of such business entities or as directed or authorized by the Corporation; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, the director’s obligations of confidentiality and nondisclosure as set forth in this sentence will continue and survive after the 12-month period to the greatest extent permitted by applicable law.
     (c) Judicial Cut-Back. If a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 4(a) or (b) is an unreasonable or otherwise unenforceable restriction, the provisions of Section 4(a) or (b) shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may determine or indicate to be reasonable.
     (d) Remedy. In addition to any remedy it may have at law for breach or threatened breach of this section (which shall include, without limitation, the right to demand repayment of the entire Program benefit paid under Section 3), the Corporation shall be entitled, without posting bond, to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available.
     5. Amendment; Termination. The Board may amend the Program from time to time or terminate the Program at any time; provided, however, that no such amendment or termination may adversely affect the right of a Non-Employee Director to a Program benefit following the onset of an event that may result in the occurrence of a Change in Control, unless such amendment or termination is required by law.
     6. Applicable Law. The Program shall be governed by and construed in accordance with the law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.
     7. Headings. The headings of the sections of this Program document are for convenience of reference only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of the same.
     8. Number. Words used herein in the singular form shall be construed as being used in the plural form, as the context requires, and vice versa.
     9. Tax Withholding. All payments made and benefits provided hereunder shall be subject to such federal, state and local tax withholding as may be required by law.
     10. Effective Date. The effective date of this Program is August 27, 2003.

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